UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 23, 2026

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3001 Tasman Drive

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On February 26, 2026, Ambarella, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year 2026 ended January 31, 2026. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information in Item 2.02 of this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2026, the Company’s Board of Directors (the “Board”) appointed Gregory M. Bryant as a director to the Board and a member of the Board’s Compensation Committee, in each case effective as of February 23, 2026.

Mr. Bryant, age 57, currently serves as principal of Xcendra Ventures, a venture capital and advisory services firm focused on healthcare and technology sectors that he founded in 2025. Prior to founding Xcendra Ventures, Mr. Bryant served as President of Global Business Units of Analog Devices Inc., a semiconductor company, from March 2022 to March 2025. Previously, Mr. Bryant had a long career at Intel Corporation, a semiconductor company, most recently in the role of EVP and General Manager of Intel’s Client Computing Group from September 2019 to January 2022. Mr. Bryant holds a Bachelor of Science degree in Electrical Engineering from the University of Kansas and a Masters degree in Program and Systems Management from Golden Gate University.

As a member of the Company’s Board, Mr. Bryant will receive the Company’s standard compensation for non-employee directors and will sign the Company’s form Indemnification Agreement. Additionally, Mr. Bryant will receive an initial restricted stock unit award with a value of $150,000 that will vest in three equal, quarterly installments on March 15, June 15 and September 15, 2026, which is consistent with the terms of the annual RSU grants made to continuing non-employee directors in September 2025. The Company previously disclosed the standard arrangements for non-employee directors in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 25, 2025. The Board has determined that Mr. Bryant is independent in accordance with the relevant rules and regulations of the Securities and Exchange Commission and listing standards of Nasdaq. There are no arrangements or understandings between Mr. Bryant and any other person pursuant to which he was selected as a director of the Company. There are no transactions between Mr. Bryant and the Company that would be reportable under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated February 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2026	Ambarella, Inc.

/s/ John A. Young
Chief Financial Officer